Exhibit 21.1

WYNDHAM WORLDWIDE CORPORATION
SUBSIDIARIES OF THE REGISTRANT

				Wholly Owned Direct or
				Indirect Subsidiaries
				Carrying
				on the Same Line of
				Business
				as Named Subsidiary
				Operating	Operating in
	Jurisdiction of			in the	Foreign
Name	Organization	Parent	Line of Business	United States	Countries

Wyndham Worldwide Corporation (“WWC”)	Delaware	—
Wyndham Hotel Group, LLC	Delaware	WWC	Lodging	44	16
Wyndham Exchange and Rentals, Inc. (“WER”)	Delaware	WWC	Exchange/Rentals	35	96
RCI General Holdco 2, Inc.	Delaware	WER	Exchange/Rentals	9	12
RCI, LLC	Delaware	RCI General Holdco 2, Inc (99%) (a)	Exchange/Rentals	10	—
EMEA Holdings C.V.	Netherlands	WER (50%) (b)	Exchange/Rentals	—	56
Wyndham Vacation Ownership, Inc. (“WVO”)	Delaware	WWC	Vacation Ownership	19	1
Wyndham Vacation Resorts, Inc. (“WVR”)	Delaware	WVO	Vacation Ownership	53	2
Wyndham Consumer Finance, Inc.	Delaware	WVR	Vacation Ownership	24	—
Wyndham Resort Development Corporation	Oregon	WVO	Vacation Ownership	4	12

(a)	Wyndham Exchange and Rentals, Inc. (1%)

(b)	Wyndham Exchange and Rentals Subsidiary, LLC (50%)

The names of consolidated, wholly-owned subsidiaries of the Registrant carrying on the same lines of business as the subsidiaries named above have been omitted. The number of such omitted subsidiaries operating in the U.S. and in foreign countries are presented in the table above. Also omitted from the list are the names of subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in SEC Regulation S-X.

Exhibit 21.1
(Continued)

WYNDHAM WORLDWIDE CORPORATION
ASSUMED NAMES REPORT

Entity Name	Assumed Name

Wyndham Consumer Finance, Inc.	Assessment Recovery Group
Cendant Timeshare Resort Group—Consumer Finance

Wyndham Hotel Group, LLC	Cendant Hotel Group

RCI, LLC	Armed Forces Vacation Club
Endless Vacation
EVT
Government Employee Travel Benefits
Government Employee Travel Opportunities
Member Vacation Benefits
RCI
Resort Condominiums International
Select Vacations
The Registry Collection
University Alumni Travel Benefits
Veterans Holidays

Wyndham Resort Development Corporation	Resort at Grand Lake
Solvang Tours, Activities and Information
The Lazy River Market
Trendwest
Trendwest Resorts
WorldMark by Wyndham
WorldMark by Wyndham Travel

Wyndham Vacation Resorts, Inc.	Club Wyndham Travel
Fairfield Durango
Fairfield Homes
Fairfield Land Company
Fairfield Resorts
Fairfield Vacation Club
Glade Realty
Harbour Realty
Harbor Timeshare Sales
Mountains Realty
Ocean Breeze Market
Pagosa Lakes Realty
Resort Financial Services
Sapphire Realty
Select Timeshare Realty
Sharp Realty
Wyndham Ocean Ridge Realty